AGREEMENT FOR THE CONTRIBUTION OF
LIMITED LIABILITY COMPANY INTERESTS

THIS AGREEMENT FOR THE CONTRIBUTION OF LIMITED LIABILITY COMPANY INTERESTS (this “Agreement”) dated as of October 10, 2006, is entered into between Inland Real Estate Corporation, a Maryland corporation (“IREC”), Inland Venture Corporation, a Delaware corporation (“IVC”) and IRC-IREX Venture, L.L.C., a Delaware limited liability company (“ the JV”).

RECITALS

WHEREAS, IREC is the sole member and the manager of Inland Honey Creek, L.L.C., a Delaware limited liability company, (the “Company”), which Company holds title to a certain parcel of real property which is known as the Honey Creek Shopping Center in Terre Haute, Indiana (the “Property”); and

WHEREAS, IREC intends to assign its interest in the Company to IVC by executing an Assignment of Membership Interests in the form of Exhibit A attached hereto;

WHEREAS, IVC and Inland Real Estate Exchange Corporation (“IREX”) have entered into that certain Operating Agreement, dated as of September 5, 2006 (the “Operating Agreement”), pursuant to which IVC and IREX own 50% of the Percentage Interests (as defined in the Operating Agreement) of the JV;

WHEREAS, in accordance with the terms of the Operating Agreement, IREX has agreed the JV should acquire the Company from IVC pursuant to an assignment and transfer to be made by IVC to the JV of all of IVC’s right, title and interest in and to its membership interests in the Company, subject to the terms and conditions set forth in this Agreement; and

WHEREAS, all capitalized terms used herein without definition shall have the same meanings ascribed to them in the Operating Agreement.

NOW, THEREFORE, in consideration of the terms and conditions contained in this Agreement, the parties agree as follows:

1.

IREC’s Assignment.

IREC hereby transfers, assigns and conveys to IVC all of its right, title and interest in and to its membership interests in the Company, including all right, title and interest in and to profits, distributions and capital of the Company (the “Company Interests”).

2.

Acceptance.  IVC hereby accepts the foregoing assignment of the Company Interests, subject to the terms and conditions set forth in this Agreement which hereinafter is referred to as the “First Closing”.

3.

IVC’s Assignment.  IVC hereby transfers, assigns and conveys to the JV all of its right, title and interest in and to its membership interests in the Company, including all right, title and interest in and to profits, distributions and capital of the Company (the “Company Interests”).

4.

Acceptance.  The JV hereby accepts the foregoing assignment of the Company Interests, subject to the terms and conditions set forth in the Agreement which hereinafter is referred to as the “Second Closing”.

5.

Closing Date.  The effective date of the transactions contemplated hereby (i.e. both the First Closing and the Second Closing ) shall be as of the date hereof (the “Closing” or the “Closing Date”).

6.

Warranties and Representations.  IVC and JV hereby warrant, represent and covenant to IREC that they have all requisite power and authority to enter into this Agreement and to carry out and perform the terms and provisions of this Agreement.

7.

IREC Warranties and Representations.  IREC hereby warrants, represents and covenants to IVC and the JV that:

(a)

IREC has all requisite corporate power and authority to enter into this Agreement and to carry out and perform the terms and provisions of this Agreement.

(b)

The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware.  IREC is and has always been the sole member of the Company.  True and correct copies of the Certificates of Formation and the Limited Liability Company Agreements of the Company, as amended, have been provided by IREC to IVC and to the JV.  The Certificate of Formation and the Limited Liability Company Agreement, as amended, are the only agreements entered into by IREC with respect to the formation of the Companys and IREC’s ownership of the Company Interests.

(c)

IREC is the legal and equitable owner of the Company Interests, and it holds the Company Interests free and clear of any claims, liens, mortgages, pledges, charges, security interests or encumbrances except as expressly set forth herein.  There are no options, warrants or other agreements outstanding with any third parties with respect to the sale, assignment or transfer of the Company Interests.

(d)

The Company’s assets consist solely of the Property and other assets, both tangible and intangible, derived solely from the ownership and operation of the Property.  The Company has no liabilities or obligations to any person, entity, or member, except for liabilities or obligations that arise or result from the ownership and operation of the Property.

(e)

There are no lawsuits, claims or proceedings pending or threatened against IREC that would have an effect on IREC’s title or ownership of the Company Interests or IREC’s ability to convey the Company Interests.

(f)

The Company acquired the Property on January 11, 2006 (the “Acquisition Date”).  No material change has occurred with respect to the Property since the Acquisition Date which would diminish the value of the Property.

8.

Conditions Precedent to the Closing.  The obligation of IVC and the JV to consummate this Agreement is subject to and conditioned on the satisfaction, at or prior to the Closing, of all of the terms and conditions of this Agreement to be complied with and performed by IREC at or prior to the Closing.  The obligation of IREC to consummate this Agreement is subject to and conditioned on the satisfaction, at or prior to the Closing, of all of the terms and conditions of this Agreement to be complied with and performed by IVC and the JV at or prior to the Closing .

9.

IREC’s Obligations at First Closing.  At the First Closing, IREC shall deliver the following:

(a)

The Assignment of Membership Interest in the form of EXHIBIT A executed by IREC to IVC.

(b)

All such other instruments reasonably necessary to enable IREC to transfer the Company Interests to IVC.

10.

IVC’s Obligations at First and Second Closing.  At the Closing, IVC shall deliver the following:

(a)

The Assignment of Membership Interests from IREC to IVC in the form attached hereto as Exhibit A executed by IVC (i.e. First Closing);

(b)

The Assignment of Membership Interests from IVC to the JV in the form attached hereto as Exhibit B executed by IVC (i.e. Second Closing);

(c)

An original Note in the form attached hereto as Exhibit C in the amount of $10,489,064.00 made payable to IREC and executed by IVC shall be delivered to IREC (First Closing).

(d)

All such other instruments reasonably necessary to enable IVC to transfer the Company Interests to the JV.

11.

JV’s Obligations at Second Closing.  At the Second Closing, the JV shall deliver to IVC the following:

(a)

The Assignment of Membership Interests to the JV executed by the JV in the form attached hereto as Exhibit B.

(b)

A Note executed by IREX in the amount of $10,489,064.40 in the form attached hereto as Exhibit D made payable to IVC.

(c)

All such other instruments reasonably necessary to enable JV to acquire the Company Interests from IVC.

12.

IREC Indemnification.  IREC shall indemnify, defend and hold harmless IVC and the JV against any losses, claims, costs, expenses, damages, demands or liabilities to which IVC or the JV may become subject in connection with: (i) any breach by IREC of its covenants under this Agreement and any document executed or delivered in connection herewith; (ii) the material inaccuracy or untruth by IREC of any representation or warranty made to IVC and the JV in this Agreement, or (iii) any matter arising out of or incidental to any act performed or omitted to be performed by IREC or the Company or any other action or occurrence relating to the Company’ business or affairs or otherwise in connection with the Property which arose or accrued prior to the date of this Agreement, except to the extent related to any of the Assumed Liabilities as defined in Section 11.

13.

Assumed Liabilities.  As of the Second Closing, it is the intent of the parties  that the JV, as the sole member of the Company, shall assume, and agrees to discharge and perform as and when due, the following liabilities and obligations of IREC relating to the Property (collectively, the “Assumed Liabilities”): (a) that certain indebtedness related to the Property (including principal and interest payments and fees accruing after the applicable Closing Date), and all obligations related thereto of IREC pursuant the terms of that certain Mortgage and Security Agreement, dated as of June 29, 2006, securing a Note in the original principal amount of $16,000,000.00 and the loan documents and agreements applicable thereto, issued to Bear Stearns Commercial Mortgage, Inc., the lender and (b) expenses related to the Property as of the Closing Date to the extent incurred in the ordinary course of business accruing after the Second Closing Date.

14.

Tax Matters.  The Company is a single member limited liability company, and as such is treated by IREC as a “disregarded entity” for tax purposes.

15.

Applicability of Operating Agreement.  Except as expressly set forth herein to the contrary, all other matters related to the acquisition of the Property by the JV shall continue to be governed by the terms of the Operating Agreement with respect to the acquisition by the JV of Additional Properties in the same manner as if IVC had conveyed the Property to the JV by deed.

16.

Continuing Obligations.  After the Closing and at the reasonable request of JV, IREC and IVC shall execute and deliver to JV all other instruments of conveyance and transfer and take all other action as the JV may reasonably request which, in the JV’s discretion, are necessary to transfer to and vest in the JV and to put the JV in possession of the Company Interests.

17.

Binding Effect.  This Agreement will be binding upon and shall inure to the benefit of the parties, and their respective distributees, successors and assigns.

18.

Third Party Benefit.  This Agreement has been made solely for the benefit of the parties to this Agreement, and their respective successors and permitted assigns.  Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties herein and their respective successors and permitted assigns.  Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement.

19.

Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected thereon as signatories.

20.

Amendment and Waiver.  This Agreement may be amended or modified at any time and in all respects, and any provision may be waived, by an instrument in writing executed by JV, IVC and IREC or by any of them in the case of a waiver.

21.

Governing Law.  This Agreement and the exhibits attached hereto are to be governed by and construed in accordance with the laws of the State of Delaware notwithstanding any conflict-of-laws doctrines of such state or any other jurisdiction to the contrary.

22.

Headings.  Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the terms of this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first referenced above.

IVC:

INLAND VENTURE CORPORATION,

 a Delaware corporation

By:

        Mark Zalatoris, Executive Vice

        President

JV:

IRC-IREX Venture, L.L.C.,

 a Delaware corporation

By:  Inland Real Estate Exchange its sole manager

By:

Its:

IREC: INLAND REAL ESTATE CORPORATION, a Maryland corporation By: Mark Zalatoris, Executive Vice President

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